EXHIBIT 10.1

                        IRIS INTERNATIONAL, INC ("IRIS")

                             KEY EMPLOYEE AGREEMENT
                                       For

                               DR. THOMAS H. ADAMS


IRIS International, Inc., a Delaware corporation (the "Company"), agrees with you as follows:

         1.       POSITION AND RESPONSIBILITIES.

                  1.1 The Company will employ you and you shall serve in an executive capacity as CHIEF TECHNOLOGY OFFICER and perform the duties customarily associated with such capacity from time to time as the Company shall reasonably designate or as shall be reasonably appropriate and necessary in connection with such employment.

                  1.2 Subject to Section 4 below, you will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business and affairs of the Company. You will report to the Company's Chief Executive Officer ("CEO"). You will also have primary responsibility for managing all research and development groups for the Company, with primary emphasis in the Iris Molecular Diagnostics subsidiary. In collaboration with the CEO and other key executives of the Company, you will be responsible for leading the creation and execution of the Company's technology strategy, including the identification of technology licensing and acquisition opportunities related to implement the Company's strategy.

                  1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business, except to the extent that such rules and regulations may be inconsistent with your executive position.

         2.       TERM OF EMPLOYMENT; TERMINATION.

                  2.1 The commencement of your employment shall be March _, 2006 (your "Start Date").

                  2.2 Unless otherwise mutually agreed in writing, this Agreement and your employment by the Company pursuant to this Agreement shall be terminated on the earliest of:

                           (a)      your death,  or any illness,  disability  or
other incapacity that renders you physically unable regularly to perform your duties hereunder for a period in excess of one hundred twenty (120) consecutive days or more than one hundred eighty (180) days in any consecutive twelve (12) month period;


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                           (b)      thirty (30) days after you,  for any reason,
give written notice to the Company of your resignation;

                           (c)      immediately  by  the  Company  upon  written
notice either with cause or without cause; or

                           (d)      the third anniversary of the Start Date.


                  2.3      The   determination   regarding   whether   you   are
physically  unable regularly to perform your duties (as described in Section 2.2
(a)) shall be made by the Board of Directors.

                  2.4 Any notice required pursuant to this Section 2 shall be given in accordance with the provisions of Section 9 hereof. The exercise of either party's right to terminate this Agreement pursuant to subsections 2.2 (b) or (c) are not exclusive and shall not effect either party's right to seek remedies .

                  2.5 You may be terminated with or without cause. If you are terminated without cause, you will be entitled to certain severance benefits as described in this Agreement. You shall be deemed terminated "for cause" if, in the reasonable determination of the Company, you (a) commit an act that is fraudulent, dishonest or a material breach of the Company's policies, including wrongful disclosure of any trade secrets or other confidential information of the Company, or material breach of Section 4 of this Agreement or any material provision of the Confidentiality and Non-Solicitation Agreement (referred to in Section 5), (b) are convicted of a felony under federal, state, or local law applicable to the Company or (c) intentionally refuse, without proper cause, to substantially perform duties after a demand for such performance has been delivered in writing by the Company's CEO or the Board of Directors, which notice shall specify the alleged instance of breach, and, shall provide you with reasonable time in which to remedy such breach.

         3.       COMPENSATION; BENEFITS; AND INVESTMENT RIGHTS.

                  3.1 Company shall pay to you for the services to be rendered hereunder a base salary at an annual rate of $250,000 subject to increases in accordance with the policies of the Company in force from time to time, as determined by its Board of Directors, payable in installments in accordance with the Company's policies. You shall also be entitled to all rights and benefits for which you shall be eligible under bonus, pension, group insurance, long-term disability, life insurance, profit-sharing and other Company benefits which may be in force from time to time and provided specifically to you or for the Company's executive officers generally.

                  3.2 In addition to the foregoing, you will be eligible to participate in the Company's Variable Compensation Program as follows: (i) commencing in 2007, you will be eligible to earn a cash bonus (payable in 2008); and (ii)


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commencing  on the date all of the  earn-out  milestones,  as set  forth in that certain Merger Agreement between the Company, Iris Molecular Diagnostics, Inc. and Leucadia Technologies, Inc., are achieved (or that date it becomes reasonably likely no further milestones will be achieved), you will be eligible to receive stock-based compensation. Such awards will be contingent upon the Company achieving certain financial goals and you satisfying certain individual objectives to be established by the CEO and/or Compensation Committee of the Board of Directors, all in accordance with the Variable Compensation Program and in a manner commensurate with other senior executive officers.

                  3.3 You shall be eligible to participate in the Company's ESPP Program as in effect from time to time. The ESPP Program currently provides that employees may purchase common stock of the Company at a 15% discount from the market price in an aggregate amount up to 15% of your total cash compensation.

                  3.4 You shall be entitled to four (4) weeks of paid vacation per year to be taken at such time as will not interfere with the performance of your duties. You will also be entitled to illness days during the term of this Agreement consistent with the Company's standard practice for its employees generally as in effect from time to time.

                  3.5 In the event you are terminated without cause at any time pursuant to Section 2.2 (c) hereof, the Company shall pay you the equivalent of twelve (12) months base salary following such termination. At the choice of the Company, payment may be in the form of a lump sum payment or through regular payroll payments over the twelve (12) month period. Termination without cause shall include "constructive termination" which means a significant diminution of your fundamental responsibilities as Chief Technology Officer or base compensation, or relocation outside San Diego County.

         4.       OTHER ACTIVITIES DURING EMPLOYMENT.

                  4.1 Except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise, other than ones in which you are a passive investor in non-competitive businesses. You may engage in civic and not-for-profit activities so long as such activities do not materially interfere with the performance of your duties hereunder.

                  4.2 Except as permitted by Section 4.3, you will not during the term of this Agreement acquire, assume or participate in, directly or indirectly, any position, investment or interest, known by you to be adverse or antagonistic to, or competitive with, the Company, its businesses or prospects, financial or otherwise.

                  4.3      During  the term of your  employment  by the  Company
(except on behalf of the Company), you will not directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative,


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consultant,  or  in  any  capacity  whatsoever  engage  in,  become  financially interested in, be employed by or have any business connection with any other person, corporation, firm, partnership or other entity whatsoever which were known by you to directly or indirectly complete with the Company, throughout the world, in any line of business engaged in (or planned to be engaged in) by the Company; provided, however, that anything above to the contrary notwithstanding, you may own, as a passive investor, securities of any competitor corporation, so long as your direct holdings in any one such corporation shall not in the aggregate constitute more than 1% of the publicly-traded voting stock of such corporation.

         5. PROPRIETARY INFORMATION AND INVENTIONS. You agree to sign and be bound by the provisions of the Company's standard Confidentiality and Non-Solicitation Agreement.

         6. REMEDIES. Your duties under the Confidentiality and Non-Solicitation Agreement shall survive termination of this Agreement and your employment with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Confidentiality and Non-Solicitation Agreement would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         7.       ASSIGNMENT.   Neither  this   Agreement   nor  any  rights  or
obligations hereunder may be assigned by the Company or by you.

         8. SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         9. NOTICES. Any notice which the Company is required or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at the address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any such notice shall be deemed to be the date of delivery thereof.


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         10.      WAIVER.  If  either  party  should  waive  any  breach  of any provisions of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         11. COMPLETE AGREEMENT; AMENDMENTS. The foregoing, together with the Confidentiality and Non-Solicitation Agreement, is the entire agreement of the parties with respect to the subject matter hereof and thereof and may not be amended, supplemented, canceled or discharged except by written instrument executed by both parties hereto.

         12. HEADINGS. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof.

         13. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the law of the State of California.

                  In Witness Whereof, the parties have executed this Key Employee Agreement on the day and year written below.


IRIS INTERNATIONAL, INC.


By:   /s/ Cesar M. Garcia
   -------------------------------------
      Cesar M. Garcia
      President & CEO

Date: April 3, 2006



Accepted and agreed to this

3rd day of April 2006

/s/ Dr. Thomas H. Adams
----------------------------------------
Dr. Thomas H. Adams


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